                                                                   EXHIBIT 10.18

                              [IMPERIAL BANK LOGO]

                                  MEMBER FDIC

                                      NOTE

$1,500,000.00                 San Jose, California,            December 15, 1997

On December 15, 2000, and as hereinafter provided, for value received, the undersigned promises to pay to IMPERIAL BANK ("Bank"), a California banking corporation, or order, at its Santa Clara Valley Regional office, the principal sum of $1,500,000.00 MAXIMUM or such sums up to the maximum if so stated, as the Bank may now or hereafter advance to or for the benefit of the undersigned in accordance with the terms hereof, together with interest from date of disbursement or N/A, whichever is later, on the unpaid principal balance [ ] at the rate of _____ % per year [X] at the rate of 0.250% per year in excess of the rate of interest which Bank has announced as its prime lending rate (the "Prime Rate"), which shall vary concurrently with any change in such Prime Rate, or $0.00, whichever is greater. Interest shall be computed at the above rate on the basis of the actual number of days during which the principal balance is outstanding, divided by 360, which shall, for interest computation purposes, be considered one year.

Interest shall be payable [X] monthly [ ] quarterly [ ] included with principal [X] in addition to principal [ ] beginning January 30, 1998, and if not so paid shall become a part of the principal. All payments shall be applied first to interest and the remainder, if any, on principal. [X] (if checked), Principal shall be payable in installments of $ *, or more, each installment on the 30th day of each month, beginning January 30, 1999. Advances not to exceed any unpaid balance owing at any one time equal to the maximum amount specified above, may be made at the option of Bank.

     Any partial prepayment shall be applied to the installments, if any, in inverse order of maturity. Should [Rider (i)] or demand, the entire balance of principal and accrued interest then remaining unpaid shall (a) become immediately due and payable, and (b) thereafter bear interest, until paid in full, at the increased rate of 5% per year in excess of the rate provided for above, as it may vary from time to time.

     Defaults shall include, but not be limited to, the failure of the maker(s) to pay principal or interest when due; the filing as to each person obligated hereon, whether as maker, co-maker, endorser or guarantor (individually or collectively referred to as the "Obligor") of a voluntary or involuntary petition under the provisions of the Federal Bankruptcy Act; the issuance of any attachment or execution against any asset of any Obligor; the death of any Obligor, or any deterioration of the financial condition of any Obligor which results in the holder hereof considering itself, in good faith, insecure.

[X] If any installment payment or principal balance payment due hereunder is delinquent ten or more days, Obligor agrees to pay a late charge in the amount of 5% of the payment so due and unpaid, in addition to the payment; but nothing in this paragraph is to be construed as any obligation on the part of the holder of this note to accept payment of any installment past due or less than the total unpaid principal balance after maturity.

     If this note is not paid when due, each Obligor promises to pay all costs and expenses of collection and reasonable attorney's fees incurred by the holder hereof on account of such collection, plus interest at the rate applicable to principal, whether or not suit is filed hereon. Each Obligor shall be jointly and severally liable hereon and consents to renewals, replacements and extensions of time for payment hereof, before, at, or after maturity; consents to the acceptance, release or substitution of security for this note; and waives demand and protest and the right to assert any statute of limitations. Any married person who signs this note agrees that recourse may be had against separate property for any obligations hereunder. The indebtedness evidenced hereby shall be payable in lawful money of the United States. In any action brought under or arising out of this note, each Obligor, including successor(s) or assign(s) hereby consents to the application of California law, to the jurisdiction of any competent court within the State of California, and to service of process by any means authorized by California law.

     No single or partial exercise of any power hereunder, or under any deed of trust, security agreement or other agreement in connection herewith shall preclude other or further exercises thereof or the exercise of any other such power. The holder hereof shall at all times have the right to proceed against any portion of the security for this note in such order and in such manner as such holder may consider appropriate, without waiving any rights with respect to any of the security. Any delay or omission on the part of the holder hereof in exercising any right hereunder, or under any deed of trust, security agreement or other agreement, shall not operate as a waiver of such right, or of any other right, under this note or any deed of trust, security agreement or other agreement in connection herewith.

* See attached Addendum and Reference Provision.

                                           AUDIONET INC., a Delaware Corporation
-----------------------------------        -------------------------------------

                                           BY:  /s/ JACK RIGGS      CFO
-----------------------------------        -------------------------------------

-----------------------------------        -------------------------------------

                                 RIDER TO NOTE
                               BY AUDIONET, INC.
                           IN FAVOR OF IMPERIAL BANK
                         DATED AS OF DECEMBER 15, 1997

Rider (i):        Default occur (as defined in the CTC mentioned below)

                                ADDENDUM TO NOTE
                             DATED DECEMBER 15, 1997

     A) For new equipment to be purchased, there will be a draw-down period through December 15, 1998; at the end of each calendar quarter, beginning March 31, 1998, and each calendar quarter-end thereafter, any amount advanced during that quarter shall be converted to a fully amortizing loan, payable in 24 equal monthly payments of principal plus accrued interest. Until December 15, 1998, any advances not being amortized shall require interest only payment.

     B) For equipment existing on the date hereof, there will be a three (3) month drawdown period during which interest only is payable; thereafter, any amount advanced during the period shall be converted to a fully amortizing loan, payable in 24 equal monthly payments of principal plus accrued interest.

Monthly payments of interest to commence January 30, 1998. All principal and accrued but unpaid interest shall in any event be due and payable on December 15, 2000.

A default under any obligation of the undersigned to Bank shall be a default hereunder. Subject to the Conditions, Restrictions and Limitations contained in the Credit Terms and Conditions (hereafter referred to as "CTC") dated December 15, 1997. In the event of a conflict between this Note and the Commitment Letter dated Oct. 22, 1997, the Commitment Letter shall supersede the terms of this Note.


AUDIONET, INC. a Delaware Corporation


BY: /s/ JACK RIGGS, CFO
    ------------------------------------